Exhibit 10.1

January 10, 2023

The Addressees listed in Schedule 1 hereto

Re: Procaps $485,000,000 Credit Agreement - Termination Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement dated as of October 11, 2022 (the “Credit Agreement”) among Procaps Group, S.A., as borrower (the “Borrower”), the guarantors from time to time party thereto (collectively, the “Guarantors” and individually, a “Guarantor”), the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and The Bank of New York Mellon, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), The Bank of New York Mellon, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), BofA Securities, Inc. (“BofA Securities”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”, together with BofA Securities and JPMorgan, the “Joint Lead Arrangers and Bookrunners”, together with the Lenders, the Administrative Agent and the Collateral Agent, the “Finance Parties”); (ii) that certain Commitment Letter dated as of May 16, 2022 (together with the Summary and Terms attached thereto, the “Commitment Letter”) among Bank of America, N.A. (“BofA”), the Joint Lead Arrangers and Bookrunners and the Borrower; (iii) that certain Engagement Letter dated as of May 16, 2022 (the “Engagement Letter”, together with the Loan Documents and the Commitment Letter, the “Transaction Documents”) among BofA, BofA Securities, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and the Borrower; and (iv) the Notice of Termination dated January 1, 2023, sent by the Borrower to the Sellers which provides the Borrower’s formal notice of termination of the Acquisition Agreement under Sections 9.1(a)(ii) and (a)(iv) of the Acquisition Agreement (the “Notice of Termination”). Capitalized terms used in this letter agreement (this “Termination Letter”) and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1. Following the Borrower’s termination of the Acquisition Agreement by delivering the Notice of Termination (a copy of which is attached hereto as Annex A), the Borrower advised the Joint Lead Arrangers and Bookrunners on January 1, 2023 of its desire to terminate the Transaction Documents (including, without limitation, the Commitments under the Credit Agreement and, for the avoidance of doubt, any commitments under the Commitment Letter) and pay all outstanding obligations owing from the Borrower to the Finance Parties under the Credit Agreement and any other Transaction Document as of January 6, 2023 (the “Termination Date”).

2. Subject to Section 5(a) below, the Finance Parties hereby confirm that the amounts set forth in Schedule 2 (the "Termination Amount") constitute the sole outstanding Obligations. The Borrower shall arrange for the receipt of the Termination Amount by the Administrative Agent by no later than 12:00 p.m. New York City time on January 13, 2023 the Termination Amount to the Administrative Agent by wire transfer in accordance with the instructions set forth in Schedule 2. Upon receipt of the Termination Amount, the Administrative Agent shall make by wire transfer the payments set forth in Schedule 2 in accordance with the instructions set forth in therein. It shall be a condition to the payment by the Administrative Agent to each recipient set forth on Schedule 2 that the Administrative Agent has received the wire instructions, call back information and other information reasonably necessary for such payment, which may include additional instructions from the Borrower in respect of the payment of legal invoices identified on Schedule 2.

3. If the Termination Amount shall not have been received by the Finance Parties in cash in accordance with Schedule 2 and the wire instructions contained therein by 1:00 p.m. New York City time on January 17, 2023, this Termination Letter and any agreement expressed in it shall be void and of no further force and effect, the termination of the Transaction Documents shall be null and void and the Transaction Documents shall be in full force and effect.

4. Subject to Section 3, effective on the Termination Date:

(a)	(i) the Commitments under the Credit Agreement (including, for the avoidance of doubt, any commitments under the Commitment Letter) and any obligations of the Finance Parties under the Transaction Documents, shall be forever discharged and terminated and (ii) the Finance Parties shall have no further (A) commitment to provide loans or make extensions of credit or other financial accommodations under the Credit Agreement or any other Transaction Document and (B) obligation, duty or responsibility under the Credit Agreement, the Acquisition Agreement, any other Related Document or Transaction Document or any other document or agreement executed and/or delivered in connection therewith; and

(b)	all obligations and liabilities (including, without limitation, fees, expenses, and other amounts of the Loan Parties under the Transaction Documents) of the Loan Parties relating to or in connection with the Transaction Documents and any other Obligation shall be deemed irrevocably satisfied and paid in full, and each of the Transaction Documents shall be, and shall be deemed, terminated and of no further force and effect with the exception that all indemnification and any other provision of any Transaction Document and any other Obligations that are otherwise expressly stated in the Credit Agreement or any other Transaction Document as surviving that respective agreement’s termination or the discharge of the Obligations, shall in any case, as so specified, survive without prejudice and remain in full force and effect, in accordance with the terms of such Transaction Document, regardless of the payment in full of the Termination Amount, and all other outstanding Obligations.

5. The Loan Parties hereby acknowledge and agree that:

(a)	if the Administrative Agent or any Finance Party determines not later than two (2) weeks after the Termination Date that an amount that was due and payable under the Transaction Documents was mistakenly excluded from the Termination Amount, each of the Loan Parties agrees to promptly pay such excluded amount after the Administrative Agent or such Finance Party provides evidence, reasonably satisfactory to the Loan Parties, that such excluded amount is due and payable;

(b)	if any payment at any time made to or on behalf of any Finance Party on account of any amount owing under the Transaction Documents (including, without limitation, the Termination Amount) is ever avoided, rescinded, set aside, or must otherwise be returned or repaid by any Finance Party, as applicable, whether in bankruptcy, reorganization, insolvency or similar proceedings involving any Loan Party, then such payment and the obligations and liabilities of the Loan Parties under the Transaction Documents shall immediately be reinstated with full force and effect, without need for any action by any Person, and shall be enforceable against the Borrower (and, only to the extent provided for in the Transaction Documents, each of the Guarantors) and its successors and assignees as if such payment had never been made;

(c)	nothing contained herein shall constitute a waiver of any Default or Event of Default or of the Finance Parties’ rights and remedies under the Credit Agreement or any other Transaction Document; and

(d)	none of the Finance Parties have any obligations or liabilities under the Acquisition Agreement or in connection therewith; provided that Sections 12.22 (Parties in Interest) and 12.23 (Exculpation of Debt Financing Parties) of the Acquisition Agreement shall remain in full force and effect pursuant to Section 9.2(a) (Effect of Termination) of the Acquisition Agreement.

6. The execution and/or delivery of any agreements or documents by the Finance Parties, including this Termination Letter, shall be without recourse to or warranty by the Administrative Agent, Collateral Agent or any other Finance Party (except as otherwise provided herein). The provisions of this paragraph shall remain in full force and effect regardless of any termination of the Obligations owing under the Transaction Documents.

7. In consideration of the foregoing, upon, and effective as of, the Termination Date, each Loan Party irrevocably releases and discharges each Finance Party, and their respective successors, assignees, participants, agents, officers, directors, members, Affiliates, advisors, attorneys and employees from any and all claims, suits, demands, accounts or causes of action the any Loan Party may have against any such Finance Party or their respective successors, assignees, participants, agents, officers, directors, members, Affiliates, advisors, attorneys and employees, whether arising out of, in connection with or otherwise relating to, directly or indirectly, any Transaction Document, this Termination Letter or the transactions related therewith.

8. Each of the Administrative Agent and Collateral Agent agrees, upon the reasonable request of any other party hereto, at any time and from time to time, promptly to execute and deliver all such further documents and to promptly take all such action (including recordation with the applicable public registries and in the stock register of the Borrower or any Guarantor) as may be reasonably necessary or appropriate to confirm or carry out the provisions of this Termination Letter.

9. Notwithstanding anything to the contrary contained herein, nothing in this Termination Letter shall terminate or otherwise impair the Obligations with respect to the indemnification, expense reimbursement and other provisions of the Transaction Documents that by their express terms specifically survive termination thereof and the payment of all amounts owing thereunder (including, without limitation, Section 11.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement).

10. The provisions set forth in Section 11.15 (Governing Law; Jurisdiction; Etc.) and Section 11.16 (Waiver of Jury Trial) of the Credit Agreement shall be incorporated herein, mutatis mutandis, as if set out in full in this Termination Letter.

11. This Termination Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Termination Letter to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Termination Letter by facsimile or other electronic imaging shall be effective as such party’s original executed counterpart. The words “execute”, “execution,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Termination Letter and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligations to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

12. This Termination Letter shall constitute a Loan Document for all purposes under the Credit Agreement and each other Loan Document.

13. Each of Administrative Agent and the Collateral Agent is hereby authorized and directed to execute and deliver this Termination Letter and take all actions hereunder. In executing and delivering this Termination Letter and taking any actions hereunder, each of the Administrative Agent and the Collateral Agent shall be entitled to all of its rights, protections, indemnities and immunities set forth in the Loan Documents.

14. If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Termination Letter shall become a binding agreement between us.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Very truly yours,

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Maxim Volkov
Name:	Maxim Volkov
Title:	Managing Director

Schedule 2 – Procaps Termination Letter

BOFA SECURITIES, INC.,
as Joint Lead Arranger and Bookrunner

By:	s/ Jorge Ortiz de la Peña
Name:	Jorge Ortiz de la Peña
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Christophe Vohmann
Name:	Christophe Vohmann
Title:	Executive Director

J.P. MORGAN SECURITIES LLC,

By:	/s/ Lane Feler
Name:	Lane Feler
Title:	Executive Director

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Jennifer DeFazio
Name:	Jennifer DeFazio
Title:	Authorized Signatory

MORGAN STANLEY & CO. LLC,

By:	/s/ Jennifer DeFazio
Name:	Jennifer DeFazio
Title:	Authorized Signatory

BANCOLOMBIA (PANAMÁ) S.A.,
as Lender and Arranger

By:	/s/ Andrés Hincapié Molina
Name:	Andrés Hincapié Molina
Title:	General Agent

BANCO DAVIVIENDA S.A.,
as Lender and Arranger

By:	/s/ Rodrigo Arango
Name:	Rodrigo Arango
Title:	Representante Legal

BANCO BTG PACTUAL S.A. – CAYMAN BRANCH,
as Lender and Manager

By:	/s/ Eduardo Besouchet Gostisa
Name:	Eduardo Besouchet Gostisa
Title:	Attorney-in-Law

By:	/s/ Alan Henrik Dale
Name:	Alan Henrik Dale
Title:	Attorney-in-Law

BANCO DE CRÉDITO DEL PERÚ,
as Lender and Manager

By:	/s/ Ana Maria Giraldo Valencia
Name:	Ana Maria Giraldo Valencia
Title:	Apoderado Especial del BCP

GLOBAL BANK CORPORATION,
as Lender and Manager

By:	/s/ Jorge Enrique Vallarino Miranda
Name:	Jorge Enrique Vallarino Miranda
Title:	Attorney

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:	/s/ Alicia H. Coronado
Name:	Alicia H. Coronado
Title:	Vice President

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:	/s/ Alicia H. Coronado
Name:	Alicia H. Coronado
Title:	Vice President

Acknowledged and Agreed as of the date first written above:

PROCAPS GROUP, S.A.

as Borrower

By:	/s/ Carlos Alberto Piocuda Russo
Name:	Carlos Alberto Piocuda Russo
Title:	Vice President of Corporate Finance

Acknowledged and Agreed as of the date first written above:

PROCAPS S.A.,

as Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
Name:	Carlos Alberto Piocuda Russo
Title:	Alternate of the General Manager

Acknowledged and Agreed as of the date first written above:

PROCAPS, S.A. DE C.V.,

as Guarantor

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	President Director

Acknowledged and Agreed as of the date first written above:

DIABETRICS HEALTHCARE S.A.S.,

as Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
Name:	Carlos Alberto Piocuda Russo
Title:	Alternate of the General Manager

Acknowledged and Agreed as of the date first written above:

SOFGEN PHARMACEUTICALS LLC,

as Guarantor

By:	/s/ Ruben Minski
Name:	Ruben Minski
Title:	Chief Executive Officer and President

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